                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 5, 2001, except for Notes 10 and 16, as to which the date is March 28, 2001, accompanying the consolidated financial statements included in the Annual Report of Ultra Motorcycle Company (formerly Bikers Dream, Inc.) on Form 10-KSB for the year ended December 31, 2000, which includes an emphasis paragraph relating to an uncertainty as to the company's ability to continue as a going concern. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ultra Motorcycle Company (formerly Bikers Dream, Inc.) on Forms S-8 (#333-54962, dated February 5, 2001), S-3/A (#333-90747, dated January 26, 2000), S-3/A (#333-72167, dated
August 25, 1999), S-8 (#333-68971, dated December 15, 1998), S-8 (#333-32639, dated August 1, 1997), S-3/A (#333-17829, dated May 23, 1997), and S-8
(#333-26719, dated May 8, 1997).


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 17, 2001